FORM OF
                              SEVENTH AMENDMENT TO
                             PARTICIPATION AGREEMENT


       THIS SEVENTH AMENDMENT TO THE FUND PARTICIPATION AGREEMENT (the "Seventh Amendment") is made and entered into as of the 1st day of May, 1998, by and among AETNA LIFE INSURANCE AND ANNUITY COMPANY (the "Company") a Connecticut corporation, on its own behalf and on behalf of each segregated asset account of the Company (each an "Account") set forth on Schedule A of the Original Agreement (defined below), and the VARIABLE INSURANCE PRODUCTS FUND, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (the "Fund") and FIDELITY DISTRIBUTORS CORPORATION (the "Underwriter"), a Massachusetts corporation.


                                   WITNESSETH


       WHEREAS, the Company, the Fund and the Underwriter are parties to a Participation Agreement, dated February 1, 1994, as supplemented by Amendments to the Participation Agreement dated as of December 15, 1994, February 1, 1995, May 1, 1995, January 1, 1996, March 1, 1996, May 1, 1997 and November 6, 1997
(the "Original Agreement"); and

       WHEREAS, the Company, the Fund and the Underwriter now desire to modify the Original Agreement to add additional Contracts funded by certain Accounts.

       NOW THEREFORE, in consideration of the premises and the mutual covenants and promises expressed herein, the parties agree as follows:

       1. Schedule A of the Original Agreement is hereby deleted and replaced with Schedule A effective as of May 1, 1998;

       2. The Original Agreement, as supplemented by this Seventh Amendment, is ratified and confirmed; and

       3. This Seventh Amendment may be executed in two or more counterparts, which together shall constitute one instrument.

       IN WITNESS WHEREOF, the parties have executed this Seventh Amendment as of the date first above written.

       AETNA LIFE INSURANCE AND ANNUITY COMPANY

                             By:
                                        ----------------------------------------

                             Name:      Laurie M. Leblanc
                                        ----------------------------------------

                             Title:     Vice President
                                        ----------------------------------------



       VARIABLE INSURANCE PRODUCTS FUND

                             By:
                                        ----------------------------------------

                             Name:      Robert C. Pozen
                                        ----------------------------------------

                             Title:     Senior Vice President
                                        ----------------------------------------



       FIDELITY DISTRIBUTORS CORPORATION

                             By:
                                        ----------------------------------------

                             Name:      Kevin Kelly
                                        ----------------------------------------

                             Title:     Vice President
                                        ----------------------------------------




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



                                   SCHEDULE A

--------------------------------------------------------------------------------
                                 Policy Form Numbers of Contracts Issued Through
  Name of Separate Account                     Separate Account
--------------------------------------------------------------------------------
 Variable Annuity Account B      I-CDA-IC(IR/NY)         I-CDA-HI(NQ)
                                 I-CDA-IC(NQ/NY)         G-CDA-ID(DC)
                                 I-CDA-IC(IR/MP)         G-CDA-GP1(4/94)
                                 I-CDA-IC(NQ/MP)         I-CDA-GP1(4/94)
                                 G-CDA-IB(IR)            A050SP96
                                 G-CDA-IC(IR)            G-MP1(5/97)
                                 G-CDA-IC(NQ)            MP1CERT(5/97)
                                 G-CDA-IC(NQ/NY)         I-MP1CERT(5/96)
                                 GMCC-IC(NQ)             I-MP1(5/96)
                                 GMCC-IC(NQ/NY)          G-CDA-96(NY)
                                 GMCC-IC(IR/NY)          GMCC-96(NY)
                                 G-CDA-HF                I-CDA-HD
                                 I-CDA-IA
--------------------------------------------------------------------------------
 Variable Life Account B         70180-93US              70225-95
                                 70182-93US              70267-97
                                 70181-94US              70263-97
                                 38899                   70225-97
                                 38899-90                70180-98US
                                 38899-93                70182-98US
--------------------------------------------------------------------------------
 Variable Annuity Account C      G-CDA-IB(XC/SM)         G-TDA-HH(XC/S)
                                 G-CDA-IA(RPM/XC)        GTCC-HH(XC/S)
                                 G-CDA-IB(AORP)          GLID-CDA-HO
                                 G-CDA-IB(ATORP)         GIT-CDA-HO
                                 G-CDA-95(TORP)          GLIT-CDA-HO
                                 GTCC-95(TORP)           IST-CDA-HO
                                 G-CDA-95(ORP)           IRA-CDA-IC
                                 GTCC-95(ORP)            IP-CDA-IB(WI)
                                 G-CDA-96(TORP)          IP-CDA-IB(MN)
                                 G-CDA-96(ORP)           IP-CDA-IB(WA)
                                 GTCC-96(TORP)           G-CDA-ID(DC)
                                 GTCC-96(ORP)            GIP-CDA-HB
                                 G-401-IB(X/M)           I-CDA-HD
                                 G-CDA-HF                I-CDA-HD(XC)
                                 G-CDA-HD                IA-CDA-IA
                                 GTCC-HF                 IA-CDA-IA(RP)
                                 G-CDA-IA(RP)            G-CDA-IB(IR)
                                 GST-CDA-HO              A001RP95
                                 GSD-CDA-HO              A007RC95
                                 GID-CDA-HO              A020RV95
                                 G-TDA-HH(XC/M)          A027RV95
                                 GTCC-HH(XC/M)
--------------------------------------------------------------------------------
 Separate Account D              GF-PVA-IC(NY)           GFA-PVA-IC
                                 GF-PVA-IC(CA)           F.6F-PVA-TR
                                 GF-PVA-IC(NJ)
--------------------------------------------------------------------------------

Any state variation of the above-referenced contracts are considered included on this Schedule A. Date of Amendment: May 1, 1998


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